Exhibit 4.9

NOVA LIFESTYLE, INC.

SUBSCRIPTION AGREEMENT

This Subscription Agreement pertains to the offering (the “Offering”) by Nova Lifestyle, Inc. (the “Company”) of up to Two Million Five Hundred Thousand (2,500,000) units (the “Units”), each such Unit consisting of one (1) share (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and a warrant (the “Warrants”) to purchase fifteen percent (15%) of one (1) share of Common Stock at an exercise price of Four Dollars and Fifty Cents ($4.50) per share of Common Stock, at a purchase price of Four Dollars ($4.00) per Unit for an aggregate Offering of a minimum of Two Million Dollars ($2,000,000) (the “Minimum Offering”) up to a maximum of Ten Million Dollars ($10,000,000) (the “Maximum Offering”) as described in the Private Placement Offering Memorandum for the Units dated November 29, 2011, as the same hereto may be amended (the “Offering Memorandum”). The minimum subscription that the Company will accept from any investor is Four Thousand (4,000) Units for a purchase price of Sixteen Thousand Dollars ($16,000), which may be revised at the sole discretion of the Company. The Company is making this offering solely to “accredited investors” (as defined under Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended). This Offering is subject to one or more closing(s) of the sale of the Units (each a “Closing”) after the Minimum Offering amount has been reached, and a final closing of the sale of the Units (the “Final Closing”), which shall occur at any time after the Minimum Offering is reached on the earlier of: (i) January 31, 2012, or up to 60 days thereafter if the Company extends this Offering; (ii) any earlier date as determined by the Company; or (iii) the date on which the Company conducts a Closing in which the aggregate funds that have been received by Company equal the Maximum Offering.

The undersigned, intending to be legally bound, hereby offers to purchase from the Company the number of Units for the aggregate purchase price set forth on the signature page hereto (the “Subscription”).

The Company will be deemed to have accepted this offer upon execution by it of the Receipt and Acceptance attached to this Subscription Agreement. This Subscription is submitted to the Company subject to its acceptance and in accordance with, and subject to, the terms and conditions described in, this Subscription Agreement.

1. Definitions. In addition to the terms defined elsewhere in this Subscription Agreement, for all purposes of this Subscription Agreement, the following terms shall have the meanings indicated in this Section 1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 of the Securities Act.

“Commission” means the Securities and Exchange Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means the generally accepted accounting principles in the United States as in effect on the date hereof.

“Insider” means any Person that, as of the Closing, is an officer, director, employee or Affiliate of the Company and (i) any relative or spouse of such Person, or any relative of such spouse, any one of whom has the same home as such Person; (ii) any trust or estate in which such Person or any of the Persons specified in subclause (i) of this sentence collectively own 10% or more of the total beneficial interest or of which any of such Persons serve as trustee, executor or in any similar capacity; or (iii) any corporation or other organization (other than the Company) in which such Person or any of the Persons specified in subclause (i) of this sentence are the beneficial owners collectively of 10% or more of any class of equity securities or 10% or more of the equity interest.

“Material Adverse Effect” means any event, circumstance or development which individually or in the aggregate could have a material adverse effect on the business, properties, operations, condition (financial or otherwise), prospects, assets, liabilities, earnings or results of operations of the Company.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Securities Act” means the Securities Act of 1933, as amended.

“Transaction Documents” means this Subscription Agreement, the Warrants, the Registration Rights Agreement and any other documents or agreements, including any appendices, exhibits or attachments thereto, executed in connection with the transactions contemplated hereunder.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

2. Verification of Investor Suitability under Regulation D. The undersigned understands that in order to subscribe for the Units in this Offering, the undersigned must be an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act and the undersigned hereby represents and warrants that it is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. Furthermore, the undersigned understands that, as a condition to the Company’s acceptance of this Subscription, the undersigned must complete a Purchaser Questionnaire in the form attached hereto.

3. Amount and Method of Payment. The purchase price for the Units is Four Dollars ($4.00) per Unit (the “Unit Price”) multiplied by the number of Units purchased by the undersigned as set forth on the signature page hereof (the “Purchase Price”). The Purchase Price shall be paid by tender of a check made payable to Nova Lifestyle, Inc. Private Placement Escrow Account or wire transfer in immediately available funds to the special segregated escrow account (the “Segregated Account”) set forth in the Subscription Instructions attached hereto. All proceeds of this Offering will be deposited in the Segregated Account and will not be released to the Company until gross proceeds of at least Two Million Dollars ($2,000,000) have been deposited into the Segregated Account. If this amount is not received before January 31, 2012, as such date may be extended as provided in the Offering Memorandum, then the Purchase Price shall be returned to the undersigned in full without interest unless the Company determines, in its sole discretion, to extend the offering period. Affiliates of Placement Agents and the Company may purchase Units for their own account. Such purchases will be included in determining whether the minimum amount of this Offering has been sold.

4. Acceptance of Subscription.

(a) The undersigned understands and agrees that the Company, in its sole discretion, reserves the right to accept or reject this or any other subscription for Units in whole or in part at any time prior to the Closing.

(b) In the event that this Subscription is rejected in whole or in part, the Company shall promptly return all or the applicable portion of the Purchase Price without interest to the undersigned, as the case may be, and this Subscription Agreement shall thereafter have no force or effect except with respect to the portion, if any, of this Subscription that is accepted by the Company.

5. Registration Rights. Concurrently with the execution of this Subscription Agreement, the Company and the undersigned, provided that the undersigned is not deemed an Insider by the Company, have entered into a Registration Rights Agreement regarding the Shares and the Warrant Shares. Subscribers in the Offering deemed Insiders by the Company shall not be entitled to the registration rights provided by the Registration Rights Agreement.

6. Restrictions on Resale or Transfer.

(a) The Units, Shares, Warrants and Warrant Shares have not been registered under the Securities Act or any state securities laws, and may not be sold or transferred unless (i) such sale or transfer is subsequently registered thereunder; (ii) the undersigned shall have delivered to the Company an opinion of counsel (which opinion and counsel shall be reasonably acceptable to the Company) to the effect that the securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; or (iii) the securities are sold pursuant to Rule 144 promulgated under the Securities Act (or a successor rule).

(b) The certificate(s) representing the Shares and the Warrant Shares and the Warrants shall each bear restrictive legends in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such securities):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND ACCORDINGLY MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR IN A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT AND UNDER ALL APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT.”

7. Delivery of the Stock Certificate and Warrants. The Company will execute and deliver certificate(s) representing the Shares and Warrants to the undersigned as soon as practicable after the occurrence of each of the following events: (i) acceptance of this Subscription by the Company; (ii) receipt of the Purchase Price into the Segregated Account; (iii) the Closing applicable to such Shares and Warrants; and (iv) release to the Company of the net proceeds attributable to the Closing from the Segregated Account.

8. Representations and Warranties of the Undersigned. The undersigned hereby acknowledges, represents and warrants to, and agrees with, the Company as follows:

(a) The undersigned understands that the offering and sale of the Units by the Company to the undersigned is intended to be exempt from registration under the Securities Act by virtue of Section 4(2) of the Securities Act and the provisions of Rule 506 of Regulation D promulgated thereunder and, in accordance therewith and in furtherance thereof, the undersigned represents and warrants to and agrees with the Company as follows:

(i) The undersigned has carefully reviewed the Offering Memorandum, this Subscription Agreement, the Purchaser Questionnaire, the Form of Stock Purchase Warrant and the Registration Rights Agreement attached hereto, including any appendices, exhibits or attachments thereto, and understands the information contained in each such document including, but not limited to, the financial statements included in the Offering Memorandum, attached as Appendix E thereto;

(ii) All documents, records and books pertaining to the Company, the Offering and this investment that the undersigned has requested have been made available for inspection by the undersigned and the undersigned’s attorney, accountant and other investment advisor(s), if any;

(iii) The undersigned and the undersigned’s investment advisor(s), if any, have had a reasonable opportunity to ask questions of and receive information and answers from a person or persons acting on behalf of the Company concerning the offering of the Units and all such questions have been answered and all such information has been provided to the full satisfaction of the undersigned;

(iv) The undersigned has not relied upon any Placement Agent in connection with the Offering in making its investment decision with respect to whether to invest in the Units offered by the Company in the Offering;

(v) Neither the undersigned nor the undersigned’s investment advisor(s), if any, have been furnished any offering literature other than the Offering Memorandum and the appendices attached thereto and the undersigned and the undersigned’s investment advisor(s), if any, have relied only on the information contained in the Offering Memorandum and the appendices attached thereto and the information, as described in subparagraphs (ii) and (iii) above, furnished or made available to them by the Company;

(vi) No oral or written representations have been made and no oral or written information has been furnished to the undersigned or the undersigned’s investment advisor(s), if any, in connection herewith that were in any way inconsistent with the information set forth in the Offering Memorandum and the appendices attached thereto;

(vii) The undersigned is not subscribing for the Units as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting;

(viii) The undersigned acknowledges that it has conducted its own independent evaluation of the Company and has analyzed the risks associated with an investment in the Units and has based its decision to invest in the Units on the results of this evaluation and analysis;

(ix) The undersigned’s overall commitment to investments that are not readily marketable is not disproportionate to the undersigned’s net worth and the undersigned’s investment in the Company will not cause such overall commitment to become disproportionate to the undersigned’s net worth;

(x) If the undersigned is a natural person, the undersigned has reached the age of majority in the jurisdiction in which the undersigned resides, has adequate net worth and means of providing for the undersigned’s current financial needs and personal contingencies, is able to bear the substantial economic risks of an investment in the Units for an indefinite period of time, has no need for liquidity in such investment and, at the present time, could afford a complete loss of such investment;

(xi) The address set forth on the signature page below is the undersigned’s true and correct residence (or, if not an individual, domiciliary) address;

(xii) The undersigned (A) has such knowledge of, and experience in, business and financial matters so as to enable the undersigned to utilize the information made available to it in connection with the offering of the Units in order to evaluate the merits and risks of an investment in the Units and to make an informed investment decision with respect thereto; (B) the undersigned has carefully evaluated the risks of investing; and (C) has the capacity, either alone, or with a professional advisor, to protect the undersigned’s own interests in connection with a purchase of the Units;

(xiii) The undersigned is not relying on the Company with respect to the economic considerations of the undersigned relating to this investment. In regard to such considerations, the undersigned has relied on the advice of, or has consulted with, only the undersigned’s own investment advisor(s). The undersigned recognizes that the information furnished by the Company does not constitute investment, accounting, legal or tax advice. The undersigned is relying on professional advisors for such advice;

(xiv) The undersigned is acquiring the Units solely for the undersigned’s own account as principal, for investment purposes only and not with a view to the resale or distribution thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in such Units;

(xv) The undersigned understands that the certificate(s) evidencing ownership of the Shares and the Warrant Shares and the Warrants will each bear a restrictive legend and have not been registered under the Securities Act or any state securities laws, and may not be sold or transferred unless (A) such sale or transfer is subsequently registered thereunder; (B) the undersigned shall have delivered to the Company an opinion of counsel (which opinion and counsel shall be reasonably acceptable to the Company) to the effect that the securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; or (C) the securities are sold pursuant to Rule 144 promulgated under the Securities Act (or a successor rule);

(xvi) The undersigned understands that the price of the Units has been determined arbitrarily by the Company and may not be indicative of the true value of the Units. The undersigned understands that no assurances can be given that the Shares, Warrants or Warrant Shares could be resold by the Subscriber for the Unit Price or any price and the undersigned has made an independent determination of the fairness of the Unit Price;

(xvii) The undersigned acknowledges that the information furnished by the Company or the Placement Agent to the undersigned or its advisors in connection with this Offering is confidential and nonpublic and agrees that all such information that is material and not yet publicly disseminated by the Company shall be kept in confidence by the undersigned and neither used by the undersigned for the undersigned’s personal benefit (other than in connection with this Subscription), nor disclosed to any third party, except the undersigned’s legal and other advisors who shall be advised of the confidential nature of such information, for any reason; provided, that this obligation shall not apply to any such information that (A) is part of the public knowledge or literature and readily accessible by the public as of the date of the Offering Memorandum, (B) becomes a part of the public knowledge or literature and readily accessible by publication (except as a result of a breach of this provision) or (C) is received from third parties (except for third parties who disclose such information in violation of any confidentiality obligation);

(xviii) If the undersigned is, or is acting on behalf of or is using to purchase or hold Units the assets of, (A) an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to Part 4 of Title I of ERISA, a plan described in and subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any entity deemed under ERISA or the regulations issued thereunder to hold assets of such an employee benefit plan or plan or (B) a non-U.S. plan, governmental plan or church plan subject to any federal, state, local, non-U.S. or other laws or regulations which are substantially similar to the fiduciary provisions of ERISA or Section 4975 of the Code (“Similar Laws”):

(1) The undersigned and its plan fiduciaries are not affiliated with, and are independent of, the Company, and are informed of and understand the Company’s investment objectives, policies and strategies.

(2) The undersigned represents and warrants that its purchase, holding and disposition of the Units will not involve any non-exempt prohibited transaction under Section 406 of ERISA or in connection with which a penalty could be imposed under Section 502(i) of ERISA or a tax could be imposed pursuant to Section 4975 of the Code, or which is prohibited under, or in connection with which a penalty or tax could be imposed under, Similar Laws.

(3) The trustee or other plan fiduciary directing the investment:

(a) in making the proposed investment, is aware of and has taken into consideration the applicable diversification requirements of Section 404(a)(1)(C) of ERISA, the Code or Similar Laws;

(b) has concluded that the proposed investment in the Company is prudent and is consistent with the other applicable fiduciary responsibilities under ERISA, the Code or Similar Laws; and

(c) the proposed investment in the Company and purchase of the Units is in accordance with the terms of the plan’s governing instruments and complies with all applicable requirements of ERISA, the Code and Similar Laws.

(4) This Subscription Agreement has been duly executed by a duly designated Named Fiduciary (within the meaning of Section 402(a)(2) of ERISA), if applicable to such plan.

(xix) The undersigned has completed and returned to the Company a Purchaser Questionnaire, in the form attached hereto. The information provided by the undersigned in the Purchaser Questionnaire is true and correct and the undersigned understands that the Company is relying upon such information in connection with the purchase of the Units by the undersigned. Furthermore, if the undersigned has used a representative or representatives (each, a “Purchaser Representative”) acceptable to the Company in connection with the undersigned’s evaluation of an investment in the Units, each such Purchaser Representative has completed and returned to the Company a Purchaser Representative Questionnaire, in the form available from the Company upon request.

(b) The undersigned recognizes that an investment in the Units involves a number of significant risks including, but not limited to, those risks set forth under the “Risk Factors” in the Offering Memorandum.

(c) The undersigned understands that no federal or state agency has passed upon the Units or made any finding or determination as to the fairness of this investment in the Units.

(d) All information that the undersigned has heretofore furnished and furnishes herewith to the Company is true, correct and complete as of the date of execution of this Subscription Agreement and if there should be any material change in such information prior to the Closing, the undersigned will immediately furnish such revised or corrected information to the Company.

(e) The undersigned certifies that it is NOT (1) a non-resident alien or (2) a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code) for purposes of U.S. federal income taxation. The undersigned agrees to notify the Company within 60 days of the date it becomes a foreign person or entity. The undersigned further certifies that its name, U.S. tax identification number, home address (in the case of an individual) and business address (in the case of an entity) as they appear in this Subscription Agreement are true and correct. The undersigned further certifies that it is NOT subject to backup withholding because either (1) it is exempt from backup withholding, (2) it has not been notified by the Internal Revenue Service (“IRS”) that it is subject to backup withholding as a result of a failure to report all interest or dividends, or (3) the IRS has notified it that it is no longer subject to backup withholding. The undersigned understands that these certifications, which are made under penalty of perjury, may be disclosed to the IRS by the Company and that any false statements contained in this paragraph could be punished by fine and imprisonment.

(f) The undersigned represents that neither it nor, to its knowledge, any person or entity controlling, controlled by or under common control with the undersigned nor any person or entity having a beneficial interest in the undersigned nor any other person or entity on whose behalf the undersigned is acting (1) is a person or entity listed in the annex to Executive Order No. 13224 (2001) issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), (2) is named on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control (OFAC), (3) is a non-U.S. shell bank or is providing banking services indirectly to a non-U.S. shell bank, (4) is a senior non-U.S. political figure or an immediate family member or close associate of such figure, or (5) is otherwise prohibited from investing in the Company pursuant to applicable U.S. anti-money laundering, antiterrorist and asset control laws, regulations, rules or orders (categories (1) through (5) collectively, a “Prohibited Investor”). The undersigned agrees to provide the Company, promptly upon request, all information that the Company reasonably deems necessary or appropriate to comply with applicable U.S. anti-money laundering, antiterrorist and asset control laws, regulations, rules and orders. The undersigned consents to the disclosure to U.S. regulators and law enforcement authorities by the Company and its affiliates and agents of such information about the undersigned as the Company reasonably deems necessary or appropriate to comply with applicable U.S. anti-money laundering, antiterrorist and asset control laws, regulations, rules and orders. If the undersigned is a financial institution that is subject to the PATRIOT Act, Public Law No. 107-56 (Oct. 26, 2001) (the “Patriot Act”), the undersigned represents that the undersigned has met all of its respective obligations under the Patriot Act. The undersigned acknowledges that if, following the investment in the Company by the undersigned, the Company reasonably believes that the undersigned is a Prohibited Investor or is otherwise engaged in suspicious activity or refuses to provide promptly information that the Company requests, the Company has the right or may be obligated to prohibit additional investments, segregate the assets constituting the investment in accordance with applicable regulations or immediately require the undersigned to transfer the Shares. The undersigned further acknowledges that the undersigned will not have any claim against the Company or any of its affiliates or agents for any form of damages as a result of any of the foregoing actions.

(g) The undersigned acknowledges and agrees that the Company intends to pay commissions to any registered broker-dealer or finder designated a selected dealer (the “Placement Agents”) on all sales of Units to qualified accredited investors that such Placement Agent refers to the Company pursuant to a contractual arrangement with the Company. These commissions will consist of cash equal to ten percent (10%) of such sales and warrants to purchase that number of shares of Common Stock equal to fifteen percent (15%) of the aggregate number of Units placed in the Offering by the Placement Agent at an exercise price of Four Dollars and Fifty Cents ($4.50) per share of Common Stock. In addition, the Company will pay the Placement Agents an expense allowance of up to $20,000.

(h) The foregoing representations, warranties and agreements, together with all other representations and warranties made or given by the undersigned to the Company in any other written statement or document delivered in connection with the transactions contemplated hereby, shall be true and correct in all respects on and as of the date of the Closing as if made on and as of such date and shall survive such date. If more than one Person is signing this Subscription Agreement, each representation, warranty and undertaking herein shall be the joint and several representation, warranty and undertaking of each such Person.

9. Representations and Warranties of the Company. The Company hereby acknowledges, represents and warrants to, and agrees with, the undersigned as follows:

(a) Organization and Qualification. The Company is duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation of any of the provisions of its certificate or articles of incorporation, bylaws or other organizational or charter documents. The Company is duly qualified to conduct its business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary.

(b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(c) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents; (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected; or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected.

(d) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local, foreign or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing with the Commission of one or more registration statements in accordance with the requirements of the Registration Rights Agreement, (ii) filings required by state securities laws, (iii) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act and (iv) those that have been made or obtained prior to the date of this Subscription Agreement.

(e) Issuance of the Units. The Units, and the Shares issuable under the Units and the Warrant Shares, have been duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens and encumbrances. The Company has reserved from its duly authorized capital stock the shares of Common Stock issuable pursuant to this Subscription Agreement and the Warrants in order to issue the Shares and the Warrant Shares.

(f) Material Misstatements. The Offering Memorandum, did not, as of the date thereof, and will not, as of the Closing, contain any untrue statement of a material fact or, together with the Company’s filings with the Commission, omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g) Authorized Capital. The Company’s authorized equity capitalization is as set forth in the Offering Memorandum; the Common Stock and the Warrants conform in all material respects to the descriptions thereof contained in the Offering Memorandum; all of the outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable and have been issued in compliance with all federal and state securities laws and were not issued in violation of or subject to any preemptive rights to subscribe for or purchase securities. As of the date of the Offering Memorandum, there were 17,898,267 shares of Common Stock issued and outstanding and warrants to purchase 899,480 shares of Common Stock outstanding. The warrants are immediately exercisable, expire on the third anniversary of their issuance and entitle their holders to purchase up to 899,480 shares of Common Stock for $2.00 per share. The Company has reserved from its duly authorized capital stock the shares of Common Stock issuable pursuant to such outstanding warrants and may call such warrants at $4.00 per share at any time after: (i) a registration statement registering the common stock underlying the warrants becomes effective; (ii) the common stock is listed on a national securities exchange; and (iii) the closing price of the common stock equals or exceeds $4.00. The Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations other than the outstanding warrants described above. All the outstanding shares of capital stock or other interests of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Offering Memorandum, all outstanding capital stock or other interests of the subsidiaries of the Company are owned by the Company free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances. There are no contracts, agreements or understandings between the Company or any of its subsidiaries and any person granting such person the right to require the Company or any of its subsidiaries to register any securities with the Commission.

(h) Investment Company Status. The Company is not and, after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in the Offering Memorandum, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(i) Material Proceedings. No action, suit, proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or any of its or their properties is pending or, to the knowledge of the Company, threatened, that could reasonably be expected to have a Material Adverse Effect.

(j) Compliance with Obligations. Neither the Company nor any of its subsidiaries is in violation or default of (i) any provision of its charter or bylaws or other organizational documents, other than as listed on Schedule 9(j) attached hereto; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or pursuant to which its or their property is subject, in each case, in any material respect; or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except, in the case of this clause (iii), for violations or defaults that could not reasonably be expected to have a Material Adverse Effect.

(k) Government Licenses. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities required to conduct their respective businesses as described in the Offering Memorandum, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(l) Tax Matters. The Company has filed all foreign, federal, state and local tax returns that are required to be filed by it or has requested extensions thereof and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith.

(m) Material Adverse Change. Except as otherwise disclosed in the Offering Memorandum since September 30, 2011: (i) there has been no material adverse change, or any event or development that could reasonably be expected to result in a material adverse change, in the condition (financial or otherwise), prospects, earnings, business, operations or properties of the Company or any of its subsidiaries, taken as a whole (any such change, a “Material Adverse Change”); (ii) the Company and its subsidiaries, taken as a whole, have not incurred any material liability or obligation (including any off-balance sheet obligation), indirect, direct or contingent, nor entered into any material transaction or agreement; and (iii) there has been no (x) dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or other interests or (y) repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock or other interests.

(n) Financial Statements. The consolidated historical financial statements and schedules of the Company and its subsidiaries attached to the Offering Memorandum present fairly the financial condition of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The financial data set forth in the Offering Memorandum fairly presents the information set forth therein on a basis consistent with that of the audited financial statements that are attached to the Offering Memorandum.

(o) Auditors. Marcum Bernstein and Pinchuk LLP, which has certified certain financial statements of the Company and its subsidiaries and delivered its report with respect to the audited financial statements and schedules attached to the Offering Memorandum, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the Exchange Act, and the applicable rules and regulations thereof.

(p) Registration. It is not necessary, in connection with the issuance and sale of the Units, in the manner contemplated by the Transaction Documents and the Offering Memorandum, to register the offer and sale of the Units under the Securities Act.

(q) Accredited Investors. The Company will not offer or sell any of the Units to any person whom it reasonably believes is not an “accredited investor” (as defined in Rule 501(a) of Regulation D promulgated under the Securities Act).

(r) Solicitation. Neither the Company nor any of its affiliates has engaged directly or indirectly in any form of “general solicitation” or “general advertising” in connection with the offering of the Units as those terms are used in Regulation D under the Securities Act or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; the Company has not entered, and will not enter, into any arrangement or agreement with respect to the distribution of the Units, except for this Subscription Agreement.

(s) Property. The Company and each of its subsidiaries own all such properties as are necessary to the conduct of its operations as presently conducted. The Company and each of its subsidiaries has good and marketable title to all real property and all other property and assets owned by it, in each case free from liens, charges, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by it. The Company and each of its subsidiaries holds any leased property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by it.

(t) Environmental Regulations. The Company and its subsidiaries (i) are and have been in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the environment, hazardous or toxic substances or wastes, pollutants or contaminants, or the protection of human health and safety (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice and are not aware of any actual or potential liability under any Environmental Law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals or liability would not, individually or in the aggregate, have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business. Neither the Company nor any of the subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, and neither the Company nor any of its subsidiaries is subject to any pending or threatened action by any governmental authority where the potential monetary sanctions against the Company or any of its subsidiaries could reasonably be expected to exceed $100,000.

(u) Employee Retirement Income Security Act of 1974. None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the ERISA, and the regulations and published interpretations thereunder with respect to a Plan (as herein defined), determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the IRS, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Company or any of its subsidiaries that could have a Material Adverse Effect; or (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its subsidiaries that could have a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of the Company and its subsidiaries; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company and its subsidiaries in the current fiscal year of the Company and its subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Company and its subsidiaries; (iii) any event or condition giving rise to a liability under Title IV of ERISA that could have a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Company or any of its subsidiaries related to their employment that could have a Material Adverse Effect. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company or any of its subsidiaries may have any liability.

(v) Labor. No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that could reasonably be expected to have a Material Adverse Effect.

(w) Intellectual Property. The Company or one of its subsidiaries has sole and exclusive ownership of all right, title and interest in and to, or has a valid and enforceable right to use pursuant to written licenses, all patents, patent applications, other patent rights, trademarks, service marks, trade names, trade dress, designs, logos, copyrights, software, inventions, trade secrets, technology, domain names, know-how, processes, databases and other intellectual property, whether registered or unregistered and in any jurisdiction (collectively, the “Intellectual Property”) necessary for the conduct of, or used in, the Company’s and its subsidiaries’ businesses as now conducted or as proposed in the Offering Memorandum to be conducted, free and clear of all liens and encumbrances, and (a) to the Company’s knowledge, there is no infringement or unauthorized use by third parties of any such Intellectual Property (with the definition of Intellectual Property in this clause (a) excluding commercially available “off-the shelf” software); (b) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by any third party (including any governmental authority) challenging the validity, scope or enforceability of, or the Company’s and its subsidiaries’ rights in and to, any such Intellectual Property (with the definition of Intellectual Property in this clause (b) excluding commercially available “off-the shelf” software), with the exception of proceedings by governmental authorities responsible for prosecuting pending patent and trademark applications, and, in each case, the Company is unaware of any facts which would form a reasonable basis for any such claim; (c) the Company’s and each of its subsidiaries’ businesses as now conducted and as proposed to be conducted does not and will not infringe, conflict with or otherwise violate any Intellectual Property rights of any third party under the laws of the United States of America or the People’s Republic of China and, to the Company’s knowledge, under the laws of any jurisdiction other than the United States of America and the People’s Republic of China, and there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by any third party (including any governmental authority) alleging that the Company’s or any of its subsidiaries’ businesses infringes, conflicts with or otherwise violates any Intellectual Property rights of any third party; (d) all licenses for Intellectual Property owned or used by the Company or any of its subsidiaries are valid, binding upon and enforceable by or against the parties thereto in accordance with their terms; (e) the Company and each of its subsidiaries has complied in all material respects with, and is not in breach of nor has received any asserted or threatened claim of breach of, any Intellectual Property license, and the Company has no knowledge of any breach or anticipated breach by any other party to any Intellectual Property license; (f) the Company and each of its subsidiaries is diligently prosecuting all patent applications it has filed, except for those patent applications or claims in such patent applications that the Company or its subsidiary, as the case may be, has decided to abandon in its reasonable business judgment; (g) to the Company’s knowledge, there is no U.S. patent or published U.S. patent application which discloses or claims the same subject matter as any Intellectual Property described in the Offering Memorandum as being owned by the Company or any of its subsidiaries, or that would form the basis for provoking any interference proceeding at the U.S. Patent and Trademark Office with any issued or pending claims of any such Intellectual Property; (h) there is no prior art that has not been disclosed to the U.S. Patent and Trademark Office of which the Company is aware that may render any U.S. patent held or sought by the Company or any of its subsidiaries invalid or any U.S. patent application held or sought by the Company or any of its subsidiaries unpatentable; (i) the Company and each of its subsidiaries has employed and will continue to employ all efforts in its reasonable business judgment to protect, maintain and safeguard its Intellectual Property rights, including the execution of appropriate nondisclosure and confidentiality agreements and (j) all issue fees, maintenance fees, annuities and other governmental fees required to maintain the Intellectual Property have been paid to date.

(x) Foreign Corrupt Practices Act. None of the Company, any of its subsidiaries or, to the Company’s knowledge, any director, officer, agent, employee, consultant or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by any such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company, its subsidiaries, and to the knowledge of the Company, its affiliates, have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(y) Currency and Foreign Transactions Reporting Act of 1970. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(z) Office of Foreign Assets Control. None of the Company, any of its subsidiaries or, to the Company’s knowledge, any director, officer, agent, employee, consultant or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities or any person currently subject to any U.S. sanctions administered by OFAC.

(aa) Minutes of Meetings. The minute books of the Company and each of its subsidiaries have been made available to the undersigned and Placement Agents, and such books (i) contain a complete summary of all meetings and actions of the board of directors (including each board committee, if any) and shareholders of the Company and each of such subsidiaries since the time of its respective incorporation or organization through the date of the latest meeting and action, and (ii) accurately in all material respects reflect all transactions authorized in such minutes or written consents.

(bb) Integration. The Company has not sold or issued any securities that would be integrated with this Offering pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission.

(cc) National Securities Exchange. The Company does not have any class of stock listed or quoted on a national securities exchange as defined under the Exchange Act.

(dd) Legal Proceedings of Directors and Officers. To the Company’s knowledge, none of the current or former directors or officers of the Company or any of its subsidiaries is or has ever been subject to prior regulatory, criminal or bankruptcy proceedings in the United States or elsewhere.

10. Notice to the Undersigned.

THE UNITS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF ANY STATE AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THE UNITS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

 THE UNITS ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT, AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. SUBSCRIBERS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

 FOR CALIFORNIA RESIDENTS ONLY: THE SALE OF THE UNITS THAT ARE THE SUBJECT OF THIS OFFERING HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH UNITS OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH UNITS PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF THE UNITS IS EXEMPT FROM QUALIFICATION BY SECTION 25000, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

 FOR FLORIDA RESIDENTS ONLY: THE UNITS REFERRED TO HEREIN WILL BE SOLD TO, AND ACQUIRED BY, THE HOLDER IN A TRANSACTION EXEMPT UNDER § 517.061 OF THE FLORIDA SECURITIES ACT. THE UNITS HAVE NOT BEEN REGISTERED UNDER SAID ACT IN THE STATE OF FLORIDA. IN ADDITION, ALL FLORIDA RESIDENTS SHALL HAVE THE PRIVILEGE OF VOIDING THE PURCHASE WITHIN THREE (3) DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH PURCHASER TO THE COMPANY, AN AGENT OF THE COMPANY, OR AN ESCROW AGENT OR WITHIN THREE (3) DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO SUCH PURCHASER, WHICHEVER OCCURS LATER.

 THE OFFERING OF THE UNITS IS FURTHER QUALIFIED BY, AND INCORPORATED HEREIN BY REFERENCE TO, ALL STATE LEGENDS SET FORTH IN THE OFFERING MEMORANDUM DELIVERED TO THE UNDERSIGNED IN CONNECTION WITH THIS OFFERING.

11. Indemnification. The undersigned agrees to indemnify and hold harmless the Company and the officers and directors thereof and each other person, if any, who controls the Company, within the meaning of Section 15 of the Securities Act, against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any false representations or warranty or breach or failure by the undersigned to comply with any covenant or agreement made by the undersigned herein or in any other document furnished by the undersigned to the Company in connection with this transaction.

12. Additional Information. The undersigned hereby acknowledges and agrees that the Company may make or cause to be made such further inquiry and obtain such additional information as it may deem appropriate with regard to the suitability of the undersigned as an investor in the Units.

13. Binding Effect. The undersigned hereby acknowledges and agrees that, except as provided under applicable state securities laws and where a change in the financial condition or business of the Company prior to the Final Closing has a Material Adverse Effect on the Company, the Subscription hereunder is irrevocable, that the undersigned is not entitled to cancel, terminate or revoke this Subscription Agreement or any agreements of the undersigned hereunder and that this Subscription Agreement and such other agreements shall survive the death or disability of the undersigned and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns. If the undersigned is more than one person, the obligations of the undersigned hereunder shall be joint and several and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his, her or its heirs, executors, administrators, successors, legal representatives and assigns. This Subscription Agreement shall specifically inure to the benefit of each officer and director of the Company, irrespective of the fact that one or more of them are not parties to this Subscription Agreement.

14. Modification. Neither this Subscription Agreement nor any provisions hereof shall be waived, modified, discharged or terminated except by an instrument in writing signed by the party against whom any such waiver, modification, discharge or termination is sought.

15. Notices. Any notice, demand or other communication that any party hereto may be required, or may elect, to give to any other party hereunder shall be sufficiently given if (a) deposited, postage prepaid, in a United States mail box, stamped, registered or certified mail, return receipt requested, addressed to such address as may be listed on the books of the Company, or (b) delivered personally at such address.

16. Counterparts. This Subscription Agreement may be executed through the use of separate signature pages or in any number of counterparts, and each of such counterparts shall, for all purposes, constitute one agreement binding on all parties, notwithstanding that all parties are not signatories to the same counterpart. This Subscription Agreement may be executed and delivered via electronic facsimile transmission with the same force and effect as if it were executed and delivered by the parties simultaneously in the presence of one another.

17. Entire Agreement. This Subscription Agreement contains the entire agreement of the parties with respect to the subject matter hereof and there are no representations, covenants or other agreements except as stated or referred to herein.

18. Severability. Each provision of this Subscription Agreement is intended to be severable from every other provision, and the invalidity or illegality of any provision shall not affect the validity or legality of the remaining provisions.

19. Assignability. This Subscription Agreement is not transferable or assignable by the undersigned.

20. Applicable Law. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of laws.

21. Choice of Jurisdiction. The undersigned agrees that any action or proceeding directly or indirectly relating to or arising out of this Subscription Agreement, any breach hereof, or any transaction covered hereby shall be resolved, whether by arbitration or otherwise, within the State of New York. Accordingly, the parties consent and submit to the jurisdiction of the state courts of the State of New York located within New York, New York or the United States federal courts located in the Southern District of New York. The parties further agree that any such relief whatsoever in connection with this Subscription Agreement shall be commenced by such party exclusively in the state courts of the state of New York located within New York, New York or the United States federal courts located in the Southern District of New York. Each party hereto irrevocably waives the right to claim as a defense or otherwise that the foregoing jurisdictions are an inconvenient forum.

22. Reimbursement. If any action or other proceeding is brought for the enforcement of this Subscription Agreement or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Subscription Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys’ fees and other costs incurred in such action or proceeding in addition to any other relief to which they may be entitled.

23. Further Assurances. Each of the parties shall execute said documents and other instruments and take such further actions as maybe reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

Schedule 9(j)
Company Compliance with Obligations

The Company and each of its subsidiaries, as of the date of the Offering Memorandum, are in compliance with its charter, bylaws and other organizational documents, except as follows:

On September 24, 2009, the shareholders of Nova Dongguan authorized an amendment to the Articles of Association of Nova Dongguan, effective as of September 24, 2009, to increase in the registered capital of Nova Dongguan from $8 million to $20 million, with such contribution to registered capital to be made within 24 months from receipt of PRC government approval for the increase in registered capital. On November 16, 2009, the Foreign Trade and Economic Cooperation Bureau of Dongguan in Dongguan, Guangdong Province, China, approved the increase in the registered capital of Nova Dongguan to $20 million, with the $12 million in additional contribution of capital to be paid within 24 months. As of September 30, 2011, Nova Dongguan has received additional capital contributions of $2.9 million from its shareholders and $0.99 million from its U.S. parent company. The remaining $8.11 million of additional contribution to capital became due on November 16, 2011. Nova Dongguan has applied for a six-month extension of the payment period, effective retroactively to November 2011 upon PRC government approval, as allowed by PRC regulations for foreign-invested enterprises, which Nova Dongguan expects to receive by January 2012. Nova Dongguan may also apply for a reduction of its registered capital requirement. If Nova Dongguan does not receive an extension or reduction of registered capital, and the Company is unable to make the required contribution to registered capital, Nova Dongguan may be required to pay a negotiated penalty, typically 3% to 5% of the unsatisfied contribution of registered capital remaining outstanding, or up to $405,000 based on the amount remaining outstanding as of November 16, 2011. After a six-month period following payment of any such penalty, Nova Dongguan may request a reduction of its registered capital to the amount already contributed with the outstanding balance waived without risk of business license revocation. Nova Dongguan will amend its Articles of Association to reflect any changes to the authorized amount of registered capital.

NOVA LIFESTYLE, INC.

SIGNATURE PAGE FOR
CORPORATIONS, TRUSTS, PARTNERSHIPS AND ENTITIES
Units Purchased:
Purchase Price of Units: (Number of Units Purchased x $4.00 per Unit)

Name in which the Units are to be registered:

Address of Record:

IN WITNESS WHEREOF, the undersigned has caused this Subscription Agreement to be duly executed on the ____ day of                               , 201_.

Name of Entity

By:
    Name:
    Title:

[ATTACH CHECK HERE]

WIRE TRANSFER INSTRUCTIONS

Payment for Units may be made by wire transfer in U.S. dollars by wiring immediately available funds in the amount of the Purchase Price subscribed for hereunder as follows:

Bank:
Account Name:	Nova Lifestyle, Inc. Private Placement Escrow Account
Account No.:
Bank Routing No.:
SWIFT Code:
Reference:	[Name of Subscriber]

Please reference the name of the Subscriber for whom payment should be credited on all wire instructions and checks.

NOVA LIFESTYLE, INC.

SIGNATURE PAGE FOR INDIVIDUALS

Units Purchased:
Purchase Price of Units: (Number of Units Purchased x $4.00 per Unit)

Name(s) in which the Units are to be registered:

Home Address:

Mailing Address (if different):

Form of joint ownership (if applicable). (If checked, subscriber and co-subscriber both must sign all documents.):

☐	Tenants-in-Common	☐	Joint Tenants

IN WITNESS WHEREOF, the undersigned has caused this Subscription Agreement to be duly executed on the ____ day of                               , 201_.

Name of Subscriber	Signature of Subscriber	Social Security Number

Name of Co-Subscriber	Signature of Co-Subscriber	Social Security Number

[ATTACH CHECK HERE]

WIRE TRANSFER INSTRUCTIONS

Payment for Units may be made by wire transfer in U.S. dollars by wiring immediately available funds in the amount of the Purchase Price subscribed for hereunder as follows:

Bank:
Account Name:	Nova Lifestyle, Inc. Private Placement Escrow Account
Account No.:
Bank Routing No.:
SWIFT Code:
Reference:	[Name of Subscriber(s)]

Please reference the name(s) of the Subscriber(s) for whom payment should be credited on all wire instructions and checks.

SUBSCRIBER NAME:

THIS PORTION NOT TO BE COMPLETED BY SUBSCRIBER

RECEIPT AND ACCEPTANCE

PAYMENT AND SUBSCRIPTION AGREEMENT RECEIVED ON                              , 201_

By:
      Name:
      Title:

SUBSCRIPTION ACCEPTED ON                                                                , 201_

NOVA LIFESTYLE, INC.

By:
      Name: Ya Ming Wong
      Title: Chief Executive Officer